Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, DC 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

June 3, 2025

Dorian LPG Ltd.
c/o Dorian LPG (USA) LLC
27 Signal Road
Stamford, Connecticut 06902

Re:  Dorian LPG Ltd.

Ladies and Gentlemen:
We have acted as counsel to Dorian LPG Ltd. (the "Company"), a Marshall Islands corporation, in connection with the Company's registration statement on Form S-3  (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission"), as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of an indeterminate amount of the Company's securities, which may include shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Shares”), debt securities of the Company (the “Debt Securities”), warrants to purchase the Company’s securities (the “Warrants”), purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), rights to purchase the Company’s securities (the “Rights”) and units comprised of any of the foregoing securities (the “Units” and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Rights, the “Securities”).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”); and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offerings have been duly authorized, executed and delivered by each of the parties thereto; (ii) the terms of the Offerings comply or will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iii) after the issuance of the Common Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Common Shares, together with the total number of Common Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares under the Company’s Articles of Incorporation, as amended on April 25, 2014, and then in effect, and that par value of $0.01 per share has been paid for the Common Shares so issued; and (iv) after the issuance of the Preferred Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Preferred Shares, together with the total number of Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Preferred Shares under the Company’s Articles of Incorporation, as amended on April 25, 2014, and then in effect, and that par value of $0.01 per share has been paid for the Preferred Shares so issued.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:
1.	Under the laws of the Republic of the Marshall Islands, the Company is validly existing.
2.
Under the laws of the Republic of the Marshall Islands, the Common Shares, Preferred Shares, and any Common Shares or Preferred Shares underlying Warrants, Units or Rights, constituting the Securities have been duly authorized, and when issued, sold and paid for as contemplated in the Prospectus, the Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable.

3.
Under the laws of the Republic of the Marshall Islands, with respect to the Warrants, Rights and Units (together, the “Subscription Securities”), when (i) the Company has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters, (ii) such Subscription Securities shall have been duly authorized and executed by the parties thereto other than the Company and shall be a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, and (iii) the Subscription Securities have been issued, executed and delivered in accordance with the terms of the applicable warrant agreement, rights agreement or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor, if any, provided for therein and in any applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company, then the Subscription Securities will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

4.
Under the laws of the Republic of the Marshall Islands, with respect to the Debt Securities, when (i) the applicable indenture relating to such Debt Securities (the “Indenture”) has been duly qualified and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or provided for therein, and (ii) such Debt Securities shall have been duly authorized and executed by the parties thereto other than the Company and shall be a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms, the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

This opinion is limited to the laws of the State of New York and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP